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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

SUBSIDIARY                                                     STATE OF INCORPORATION
----------                                                     ----------------------
Centra Bank, Inc.                                                  West Virginia
Centra Financial Corporation -- Morgantown, Inc.                   West Virginia
Centra Financial Corporation -- Martinsburg, Inc.                  West Virginia